EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-58617) and Prospectus of Qwest Communications International Inc. and to the incorporation by reference therein of our report dated February 14, 1998 with respect to the financial statements of Frontier Media Group, Inc. included in Icon CMT Corp.'s Current Report on Form 8-K dated September 30, 1998, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 30, 1998